Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form type)
POINT BIOPHARMA GLOBAL INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	—	N/A	—
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	—	N/A	—
	Debt	Debt Securities	457(o)	—	N/A	—
	Other	Warrants	457(o)	—	N/A	—
	Other	Subscription Rights	457(o)	—	N/A	—
	Other(1)	Units	457(o)	—	N/A	—
	Unallocated (Universal) Shelf	—	457(o)	$400,000,000(2)	N/A(3)	$400,000,000(4)	.0000927	$37,080
	Total Offering Amounts					$400,000,000		$37,080
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$37,080

(1)Consists of some or all of the securities listed above.

(2)There is being registered hereunder an indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, subscription rights to purchase common stock, preferred stock or debt securities and units consisting of some or all of these securities, as may be sold from time to time by the registrant.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $400,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
(4)The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.